UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HEELYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	72-2880496
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 Belmeade, Suite 100, Carrollton, Texas	75006
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock $0.001 par value	Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-137046

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock, par value $0.001 per share, under the section captioned “Description of Capital Stock” in the prospectus included in the Registrant’s registration statement on Form S-1 (File No. 333-137046) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on September 1, 2006, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is incorporated herein by reference.

Item 2.    Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the Nasdaq Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Heelys, Inc.

Date: December 5, 2006	By:	Michael G. Staffaroni
Michael G. Staffaroni
Chief Executive Officer